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Exhibit 10.53

AMENDMENT

        This Amendment to the Collaborative Research and License Agreement dated July 9, 2001, ("Agreement"), by and between ISIS PHARMACEUTICALS, INC. ("Isis"), a Delaware corporation, with its principal office at 2292 Faraday Avenue, Carlsbad, California 92008 and PE CORPORATION (NY), a New York corporation, through the CELERA GENOMICS GROUP, ("Celera"), having a principal place of business at 45 West Gude Drive, Rockville, Maryland 20850. Celera and Isis may be referred to herein individually as a "Party" and collectively as the "Parties".

        WHEREAS, Celera and Isis entered into the Agreement to collaborate to generate information on gene function for up to 250 gene targets; and

        WHEREAS, Celera and Isis desire to amend the Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree to amend the Agreement as follows:

  1.
  Section 1.4(a) is added as follows:

1.4(a)	"Celera Conditional Target" means a Gene selected by Celera and included by Isis in the HTGF queue under the conditions set forth in Section 3.1(b).
  2.
  Section 3.1(b) is amended by adding the following:

    Upon approval by Celera, Isis will include a Gene in the HTGF queue notwithstanding the right of Isis under this Section to exclude such Gene provided that such Gene will not become: (i) part of the Celera Gene Availability Pool, or (ii) a Celera Exclusive Target (such Gene a "Celera Conditional Target"). Except as provided in the preceding sentence, all Celera Conditional Targets will be treated equally hereunder with any other Gene included in the HTGF queue. Isis will notify Celera in writing of the identity of any Gene which Isis would include in the HTGF queue only as a Celera Conditional Target within ten (10) business days of Celera's selection of such Gene. If Celera wishes to approve such Gene as a Celera Conditional Target, Celera will notify Isis in writing within fifteen (15) business days of receipt of Isis's notification, provided, however, that Isis will have no obligation to reserve such Gene for Celera prior to receiving notification of Celera's approval of such Gene as a Celera Conditional Target. If Celera does not approve such Gene as a Celera Conditional Target, such Gene will become a Rejected Gene.

        This Amendment will be attached to the Agreement and incorporated therein. All other terms of the Agreement will remain in full force and effect.

PE CORPORATION (NY)		ISIS PHARMACEUTICALS, INC.
By:	/s/ MARK D. ADAMS	By:	/s/ B. LYNNE PARSHALL
	Mark D. Adams, Ph.D. Vice President, Genome Programs		B. Lynne Parshall Executive Vice President
Date: 4/19/02		Date: 4/22/02

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  Exhibit 10.53